Exhibit 99.1

Press Release

For Immediate Release	Media Contact:	Hannah Burns 212-526-4064

	Investor Contact:	Shaun Butler 212-526-8381

LEHMAN BROTHERS REPORTS RECORD NET REVENUES,
NET INCOME AND EARNINGS PER SHARE FOR FISCAL 2006

-Reports Record Quarterly Net Revenues for the Fourth Quarter of Fiscal 2006-

NEW YORK–  December 14, 2006 – Lehman Brothers Holdings Inc. (ticker symbol: LEH) today reported net income of $1.0 billion, or $1.72 per common share (diluted), for the fourth quarter ended November 30, 2006, representing increases of 22% and 25%, respectively, from net income of $823 million, or $1.38 per common share (diluted), reported for the fourth quarter of fiscal 2005.  Third quarter fiscal 2006 net income was $916 million, or $1.57 per common share (diluted).

For the 2006 full fiscal year, net income and earnings per common share (diluted) increased 23% and 25%, respectively, to a record $4.0 billion and $6.81, respectively, compared to $3.3 billion and $5.43, respectively, in fiscal 2005.

Full Year Business Highlights

•                  Reported record net revenues, net income and earnings per share (diluted) for the third consecutive year

•                  Achieved record net revenues across all business segments and regions for the year

•                  Reported record annual pre-tax margin of 33.6%

•                  Ranked #1 in both Equity and Fixed Income Research by Institutional Investor’s “All-America Research” polls for the fourth consecutive year; ranked #1 in Equity Sales by Institutional Investor’s 2006 “All-America Sales” poll

•                  Ranked #1 dealer on the London Stock Exchange for 16 consecutive months; ranked #2 on Xetra and #2 on Euronext by trading volume

•                  Ranked #1 in Barron’s 500, the publication’s annual survey of the corporate performance of the 500 largest U.S. and Canadian companies

•                  Grew assets under management to a record $225 billion

Richard S. Fuld, Jr., chairman and chief executive officer, said, “Once again, we have achieved outstanding results across all our business segments and geographic regions this year.  Our record performance is the result of our client-focused strategy and our continued investment in strategic areas that enable us to deliver the best capabilities, intellectual capital and solutions to our clients.  As always, our success is a tribute to how well our people continue to work together across the Firm to deliver superior value to our clients and shareholders.”

Net revenues (total revenues less interest expense) for the fourth quarter of fiscal 2006 were $4.5 billion, an increase of 23% from $3.7 billion reported in the fourth quarter of fiscal 2005 and an increase of 8% from the $4.2 billion reported in the third quarter of fiscal 2006.  Investment Banking revenues were a record for the quarter, increasing 5% to $858 million from $817 million in the fourth quarter of fiscal 2005.  These revenues were driven by strong performances in debt and equity origination, which increased 14% and 7%, respectively, from the prior year’s period, and solid merger and acquisition advisory revenue, which decreased 7% from the record results in the fourth quarter of fiscal 2005.  Capital Markets net revenues increased 28% to $3.0 billion in the fourth quarter of fiscal 2006 from $2.4 billion in the prior year’s fourth quarter on strong performances from both Fixed Income and Equities Capital Markets.  Fixed Income Capital Markets reported its second highest revenue quarter, an increase of 31% from the fourth quarter of fiscal 2005, reflecting strong levels of client activity, as well as improved results in credit products.  Equities Capital Markets also reported its second highest revenue quarter, an increase of 22% compared to the fourth quarter of fiscal 2005, driven by solid customer flow activities, improved market conditions and continued growth in the prime brokerage businesses.  The Firm also reported its highest revenue quarter in Investment Management, with net revenues increasing 26% to $640 million in the fourth quarter of fiscal 2006, from $509 million in the fourth quarter of fiscal 2005.  This performance was driven by record revenues in Private Investment Management and record-matching revenues in Asset Management.  Assets under management grew to a record $225 billion.

For the full 2006 fiscal year, net revenues increased 20% to a record $17.6 billion, from $14.6 billion for fiscal 2005, with record net revenues in each business segment and in each region. For fiscal 2006, non-U.S. revenues grew 21% to a record $6.5 billion, representing 37% of Firmwide net revenues.

Non-interest expenses for the fourth quarter of fiscal 2006 were $3.0 billion, compared to $2.8 billion in the third quarter of fiscal 2006 and $2.5 billion in the fourth quarter of fiscal 2005.  Compensation and benefits as a percentage of net revenues was 49.3% during the fourth quarter of fiscal 2006, compared to 49.3% for the third quarter of fiscal 2006 and 48.7% for the fourth quarter of fiscal 2005.  For the full 2006 fiscal year, compensation and benefits as a percentage of net revenues remained flat at 49.3% compared to fiscal 2005.  Non-personnel expenses in the fourth quarter of fiscal 2006 were $809 million, compared with $751 million in the third quarter of fiscal 2006 and $675 million in the fourth quarter of fiscal 2005, reflecting continued investments in growing the franchise.  Non-personnel expenses for the full year of fiscal 2006 were $3.0 billion, compared with $2.6 billion in fiscal 2005.

The Firm’s pre-tax margin was 32.8% for the fourth quarter of fiscal 2006 and a record 33.6% for the full 2006 fiscal year, compared to 33.0% for both the quarter and year ended November 30, 2005.  Return on average common equity was 22.3% for the fourth quarter of fiscal 2006, compared with 20.9% for the fourth quarter of fiscal 2005.  For the full 2006 fiscal year, return on average common equity was 23.4%, compared with 21.6% for fiscal 2005.  Return on average tangible common equity was 27.6% for the fourth quarter of fiscal 2006, compared with 26.5% for the fourth quarter of fiscal 2005.  For the full 2006 fiscal year, return on average tangible common equity was 29.1%, compared with 27.8% for fiscal 2005.

As of November 30, 2006, Lehman Brothers’ total stockholders’ equity was $19.2 billion, and total long-term capital (stockholders’ equity and long-term borrowings, excluding any borrowings with remaining maturities of less than twelve months) was approximately $99.8 billion.  Book value per common share was $33.87.

Prior period share and earnings per share amounts have been restated to reflect the two-for-one common stock split on April 28, 2006.

Lehman Brothers (ticker symbol: LEH), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients, and high net worth individuals worldwide.  Founded in 1850, Lehman Brothers maintains leadership positions in investment banking, equity and fixed income sales, trading and research, private investment management, asset management and private equity.  The Firm is headquartered in New York, with regional headquarters in London and Tokyo, and operates in a network of offices around the world.  For further information about Lehman Brothers’ services, products and recruitment opportunities, visit the Firm’s Web site at www.lehman.com.

Conference Call

A conference call, to discuss the Firm’s financial results and outlook, will be held today at 11:00 a.m. EST.  The call will be open to the public. Members of the public who would like to access the conference call should dial, from the U.S., 888-323-4182 or from outside the U.S., 517-623-4500.  The pass code for all callers is LEHMAN.  The conference call will also be accessible through the “Shareholders” section of the Firm’s Web site under the subcategory “Webcasts.”  For those unable to listen to the live broadcast, a replay will be available on the Firm’s Web site or by dialing 866-457-6650 (domestic) or 203-369-1299 (international).  The replay will be available approximately one hour after the event and will remain available on the Lehman Brothers Web site until 5:00 p.m. EST on January 14, 2007, and by phone until 11:59 p.m. EST on January 14, 2007.

Please direct any questions regarding the conference call to Shaun Butler at 212-526-8381, sbutler@lehman.com or Elizabeth Besen at 212-526-2733, ebesen@lehman.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These statements are not historical facts, but instead represent only the Firm’s expectations, estimates and projections regarding future events. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include risks and uncertainties relating to market fluctuations and volatility, industry competition and changes in the competitive environment, investor sentiment, liquidity and credit ratings, credit exposures, operational risks and legal and regulatory matters. The Firm’s actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any such forward-looking statements and, accordingly, readers are cautioned not to place undue reliance on such statements.  The Firm undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. For more information concerning the risks and other factors that could affect the Firm’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Firm’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

# # #

LEHMAN BROTHERS HOLDINGS INC.

SELECTED STATISTICAL INFORMATION

(Preliminary and Unaudited)

(Dollars in millions, except per share data)

	At or for the Year Ended		At or for the Quarter Ended
	2006	2005	11/30/06		8/31/06		5/31/06		2/28/06		11/30/05
Income Statement
Net Revenues	$17,583	$14,630	$4,533		$4,178		$4,411		$4,461		$3,690
Non-Interest Expenses:
Compensation and Benefits	8,669	7,213	2,235		2,060		2,175		2,199		1,798
Non-personnel Expenses	3,009	2,588	809		751		738		711		675
Income Before Cumulative Effect of Accounting Change	3,960	3,260	1,004		916		1,002		1,038		823
Cumulative Effect of Accounting Change	47	—	—		—		—		47		—
Net Income	4,007	3,260	1,004		916		1,002		1,085		823
Net Income Applicable to Common Stock	3,941	3,191	987		899		986		1,069		807

Earnings per Basic Common Share: (a)
Before Cumulative Effect of Accounting Change	$7.17	$5.74	$1.83		$1.66		$1.81		$1.87		$1.46
Cumulative Effect of Accounting Change	0.09	—	—		—		—		0.09		—
Earnings per Basic Common Share	$7.26	$5.74	$1.83		$1.66		$1.81		$1.96		$1.46

Earnings per Diluted Common Share: (a)
Before Cumulative Effect of Accounting Change	$6.73	$5.43	$1.72		$1.57		$1.69		$1.75		$1.38
Cumulative Effect of Accounting Change	0.08	—	—		—		—		0.08		—
Earnings per Diluted Common Share	$6.81	$5.43	$1.72		$1.57		$1.69		$1.83		$1.38

Financial Ratios (%)
Return on Average Common Stockholders’ Equity (annualized) (b)	23.4%	21.6%	22.3%		21.0%		23.7%		26.7%		20.9%
Return on Average Tangible Common Stockholders’ Equity (annualized) (c)	29.1%	27.8%	27.6%		26.1%		29.5%		33.5%		26.5%
Pre-tax Margin	33.6%	33.0%	32.8%		32.7%		34.0%		34.8%		33.0%
Compensation and Benefits/Net Revenues	49.3%	49.3%	49.3%		49.3%		49.3%		49.3%		48.7%
Effective Tax Rate	32.9%	32.5%	32.5%		33.0%		33.1%		33.1%		32.4%

Financial Condition
Total Assets			$503,700		$473,737		$456,202		$439,796		$410,063
Net Assets (d)			268,538		239,424		240,719		227,048		211,424
Common Stockholders’ Equity			18,096		17,301		16,887		16,398		15,699
Total Stockholders’ Equity			19,191		18,396		17,982		17,493		16,794
Total Stockholders’ Equity Plus Junior Subordinated Notes(d)			21,929		21,088		20,699		20,116		18,820
Tangible Equity Capital (d)			18,567		17,724		17,402		16,834		15,564
Total Long-Term Capital (e)			99,802		92,430		90,502		76,224		70,693
Book Value per Common Share (f) (a)			33.87		32.16		31.08		30.01		28.75
Gross Leverage Ratio(g)			26.2	x	25.8	x	25.4	x	25.1	x	24.4	x
Net Leverage Ratio(d)			14.5	x	13.5	x	13.8	x	13.5	x	13.6	x

Other Data (#s)
Employees			25,936		24,775		23,387		22,919		22,919
Assets Under Management (in billions)			$225		$207		$198		$188		$175
Common Stock Outstanding (in millions) (a)			533.4		530.3		540.3		538.3		542.9
Weighted Average Shares (in millions): (a)
Basic	543.0	556.3	539.2		540.9		545.1		546.3		551.8
Diluted	578.4	587.2	573.1		573.3		582.8		584.2		585.2

See Footnotes to Selected Statistical Information on page 7.

LEHMAN BROTHERS HOLDINGS INC.

FOOTNOTES TO SELECTED STATISTICAL INFORMATION

(Preliminary and Unaudited)

(a)          Share and per common share amounts for periods prior to the two-for-one stock split on April 28, 2006 have been restated.

(b)         Return on average common stockholders’ equity is computed by dividing annualized net income applicable to common stock for the period by average common stockholders’ equity. See the reconciliation on page 11.

(c)          Return on average tangible common stockholders’ equity is computed by dividing annualized net income applicable to common stock for the period by average tangible common stockholders’ equity. Average tangible common stockholders’ equity equals average total common stockholders’ equity less average identifiable intangible assets and goodwill. See the reconciliation on page 11. Management believes tangible common stockholders’ equity is a meaningful measure because it reflects the common stockholders’ equity deployed in our businesses.

(d)         Net leverage ratio is defined as net assets (total assets excluding: 1) cash and securities segregated and on deposit for regulatory and other purposes, 2) securities received as collateral, 3) securities purchased under agreements to resell, 4) securities borrowed and 5) identifiable intangible assets and goodwill) divided by tangible equity capital. We believe net leverage based on net assets to be a more useful measure of leverage, because it excludes certain low-risk, non-inventory assets and utilizes tangible equity capital as a measure of our equity base. We believe tangible equity to be a more meaningful measure of our equity base as it includes stockholders’ equity and junior subordinated notes (which we consider to be equity-like instruments due to their subordinated and long-term nature) and excludes identifiable intangible assets and goodwill (which we do not consider available to support our remaining net assets). See the reconciliation on page 13. This definition of net leverage is used by many of our creditors and a leading rating agency. These measures are not necessarily comparable to similarly titled measures provided by other companies in the securities industry because of different methods of calculation.

(e)          Total long-term capital includes long-term borrowings (excluding any borrowings with remaining maturities of less than twelve months) and total stockholders’ equity. We believe total long-term capital is useful to investors as a measure of our financial strength.

(f)            The book value per common share calculation includes amortized restricted stock units granted under stock award programs.

(g)         Gross leverage ratio is defined as total assets divided by total stockholders’ equity.

LEHMAN BROTHERS HOLDINGS INC.

CONSOLIDATED STATEMENT OF INCOME

(Preliminary and Unaudited)

(In millions, except per share data)

	Quarter Ended			% Change from
	Nov 30, 2006	Aug 31, 2006	Nov 30, 2005	Aug 31, 2006	Nov 30, 2005

Revenues: (a)
Principal transactions	$2,504	$2,247	$1,887
Investment banking	858	726	817
Commissions	521	529	476
Interest and dividends	8,898	7,867	5,627
Asset management and other	379	358	248
Total revenues	13,160	11,727	9,055
Interest expense	8,627	7,549	5,365
Net revenues	4,533	4,178	3,690	8%	23%

Non-interest expenses:
Compensation and benefits	2,235	2,060	1,798
Technology and communications	261	247	222
Brokerage, clearance and distribution fees (b)	167	164	140
Occupancy	131	128	126
Professional fees	118	90	79
Business development	90	77	64
Other (b)	42	45	44
Total non-interest expenses	3,044	2,811	2,473	8%	23%
Income before provision for income taxes	1,489	1,367	1,217
Provision for income taxes	485	451	394
Net income	$1,004	$916	$823	10%	22%
Net income applicable to common stock	$987	$899	$807	10%	22%

Earnings per common share: (c)
Basic	$1.83	$1.66	$1.46	10%	25%
Diluted	$1.72	$1.57	$1.38	10%	25%

(a)          Certain revenues have been reclassified to conform to the current presentation.

(b)         Expense amounts for the quarter ended November 30, 2005 have been reclassified to conform to the current year presentation.

(c)          Earnings per share for the quarter ended November 30, 2005 have been restated to reflect the two-for-one stock split on April 28, 2006.

LEHMAN BROTHERS HOLDINGS INC.

CONSOLIDATED STATEMENT OF INCOME

(Preliminary and Unaudited)

(In millions, except per share data)

	Year Ended		% Change from
	Nov 30, 2006	Nov 30, 2005	Nov 30, 2005

Revenues:
Principal transactions	$9,802	$7,811
Investment banking	3,160	2,894
Commissions	2,050	1,728
Interest and dividends	30,284	19,043
Asset management and other	1,413	944
Total revenues	46,709	32,420
Interest expense	29,126	17,790
Net revenues	17,583	14,630	20%

Non-interest expenses:
Compensation and benefits	8,669	7,213
Technology and communications	974	834
Brokerage, clearance and distribution fees (a)	629	548
Occupancy	539	490
Professional fees	364	282
Business development	301	234
Other (a)	202	200
Total non-interest expenses	11,678	9,801	19%
Income before taxes and cumulative effect of accounting change	5,905	4,829
Provision for income taxes	1,945	1,569
Income before cumulative effect of accounting change	3,960	3,260
Cumulative effect of accounting change	47	—
Net income	$4,007	$3,260	23%
Net income applicable to common stock	$3,941	$3,191	24%

Earnings per basic common share: (b)
Before cumulative effect of accounting change	$7.17	$5.74
Cumulative effect of accounting change	0.09	—
Earnings per basic common share	$7.26	$5.74	26%

Earnings per diluted common share: (b)
Before cumulative effect of accounting change	$6.73	$5.43
Cumulative effect of accounting change	0.08	—
Earnings per diluted common share	$6.81	$5.43	25%

(a)          Prior year expense amounts have been reclassified to conform to the current year presentation.

(b)         Prior year earnings per share amounts have been restated to reflect the two-for-one stock split on April 28, 2006.

LEHMAN BROTHERS HOLDINGS INC.

SEGMENT NET REVENUE INFORMATION

(Preliminary and Unaudited)

(In millions)

	Quarter Ended			% Change from
	Nov 30, 2006	Aug 31, 2006	Nov 30, 2005	Aug 31, 2006	Nov 30, 2005

Investment Banking:
Global Finance - Debt	$378	$348	$332
Global Finance - Equity	224	183	209
Advisory Services	256	195	276
Total	858	726	817	18%	5%

Capital Markets:
Fixed Income	2,135	2,010	1,624
Equities	900	837	740
Total	3,035	2,847	2,364	7%	28%

Investment Management:
Asset Management	368	349	265
Private Investment Management	272	256	244
Total	640	605	509	6%	26%

Total Net Revenues	$4,533	$4,178	$3,690	8%	23%

	Year Ended		% Change from
	Nov 30, 2006	Nov 30, 2005	Nov 30, 2005

Investment Banking:
Global Finance - Debt	$1,424	$1,304
Global Finance - Equity	815	824
Advisory Services	921	766
Total	3,160	2,894	9%

Capital Markets:
Fixed Income	8,447	7,334
Equities	3,559	2,473
Total	12,006	9,807	22%

Investment Management:
Asset Management	1,432	1,026
Private Investment Management	985	903
Total	2,417	1,929	25%

Total Net Revenues	$17,583	$14,630	20%

LEHMAN BROTHERS HOLDINGS INC.

RECONCILIATION OF AVERAGE COMMON STOCKHOLDERS’ EQUITY TO

AVERAGE TANGIBLE COMMON STOCKHOLDERS’ EQUITY

(Preliminary and Unaudited)

(In millions)

	Quarter Ended
	Nov 30, 2006	Aug 31, 2006	May 31, 2006	Feb 28, 2006	Nov 30, 2005

Average common stockholders’ equity	$17,699	$17,094	$16,643	$16,049	$15,469
Less: average identifiable intangible assets and goodwill	(3,363)	(3,331)	(3,290)	(3,269)	(3,259)
Average tangible common stockholders’ equity	$14,336	$13,763	$13,353	$12,780	$12,210

	Year Ended
	Nov 30, 2006	Nov 30, 2005

Average common stockholders’ equity	$16,876	$14,741
Less: average identifiable intangible assets and goodwill	(3,312)	(3,272)
Average tangible common stockholders’ equity	$13,564	$11,469

LEHMAN BROTHERS HOLDINGS INC.

ASSETS UNDER MANAGEMENT

(Preliminary and Unaudited)

(In billions)

	At
Composition of Assets Under Management	Nov 30, 2006	Aug 31, 2006	Nov 30, 2005

Equity	$95	$87	$75
Fixed Income	61	58	55
Money Markets	48	43	29
Alternative Investments	21	19	16
Assets Under Management	$225	$207	$175

	Year Ended		Quarter Ended
	Nov 30,	Nov 30,	Nov 30,
Assets Under Management Rollforward	2006	2005	2006

Opening balance	$175	$137	$207
Net additions	35	26	10
Net market appreciation	15	12	8
Total increase	50	38	18
Ending balance	$225	$175	$225

LEHMAN BROTHERS HOLDINGS INC.

GROSS LEVERAGE and NET LEVERAGE CALCULATIONS

(Preliminary and Unaudited)

(In millions)

	Nov 30, 2006		Aug 31, 2006		May 31, 2006		Feb 28, 2006		Nov 30, 2005
Net assets:
Total assets	$503,700		$473,737		$456,202		$439,796		$410,063
Less:
Cash and securities segregated and on deposit for regulatory and other purposes	(6,100)		(5,736)		(6,810)		(5,569)		(5,744)
Securities received as collateral	(6,100)		(5,046)		(5,382)		(5,001)		(4,975)
Collateralized agreements	(219,600)		(220,167)		(199,994)		(198,896)		(184,664)
Identifiable intangible assets and goodwill	(3,362)		(3,364)		(3,297)		(3,282)		(3,256)
Net assets	$268,538		$239,424		$240,719		$227,048		$211,424

Tangible equity capital:
Total stockholders’ equity	$19,191		$18,396		$17,982		$17,493		$16,794
Junior subordinated notes	2,738		2,692		2,717		2,623		2,026
Less: Identifiable intangible assets and goodwill	(3,362)		(3,364)		(3,297)		(3,282)		(3,256)
Tangible equity capital	$18,567		$17,724		$17,402		$16,834		$15,564

Gross leverage (total assets / total stockholders’ equity)	26.2	x	25.8	x	25.4	x	25.1	x	24.4	x

Net leverage (net assets / tangible equity capital)	14.5	x	13.5	x	13.8	x	13.5	x	13.6	x